Exhibit 4.4.1

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is the type that we treat as private or confidential.

Supplementary Agreement on Technology Development and Hardware Integration Services (Phase II)

Project Name: AI Training and Model Deployment

Party A: Pinnacle Food INC.

Party B: GANGHUA WEIJIA INVESTMENT LIMITED

Party C: SHANGHAI E-SHINE TEL LIMITED

Project Period: July 2025 to April 2026

Whereas the hardware and software platform construction for data optimization, data management, and data model comparison in Phase I of Party A’s project has been completed, Party A now entrusts Party B and Party C (hereinafter collectively referred to as “Party B”) to jointly carry out Phase II, which involves hardware upgrades, AI training, and model deployment application projects. Focusing on vertical agriculture scenarios (precise crop growth optimization and automated environmental control), the three parties have reached the following agreement:

I. Cooperation Objectives

Party B shall provide Party A with hardware upgrades, AI training, and model deployment services in the field of smart agriculture, developing and deploying two high-value AI applications:

●	Precise Crop Growth Prediction: Predict crop growth cycles and yields based on multi-source data (such as lighting, temperature and humidity, and nutrient solution concentration), increasing yield by at least 15%.

●	Automated Environmental Control: Optimize irrigation, lighting, and ventilation systems, reducing the consumption of water and electricity resources by at least 10%.

The project aims to achieve intelligent upgrades and enhance the core competitiveness of Party A’s smart agriculture services.

II. Scope of Work

Party B is responsible for the following detailed scope of work, optimizing resources to accommodate budget constraints:

1. Hardware Upgrades:

●	Sensor System Upgrades:

ο	Deploy high-precision sensors (temperature and humidity, photosynthetically active radiation, nutrient solution EC), supporting data collection once per minute.

ο	Cover all smart agriculture facilities of Party A, adding 100 new sensor nodes.

●	Computing Power Infrastructure:

ο	Lease cloud computing power for AI model training.

ο	Use Party A’s existing servers for inference to reduce hardware procurement.

●	Network and Storage Optimization:

ο	[***]

2. AI Application Scenario Analysis:

●	Hold 3 requirements workshops with Party A’s technical team to determine the following core scenarios:

ο	Precise Crop Growth Prediction: Predict the growth cycles and yields of crops such as lettuce and tomatoes based on sensor data (temperature and humidity, lighting, nutrient solution) and historical data.

ο	Automated Environmental Control: Dynamically adjust irrigation volume, LED lighting intensity, and ventilation rates to optimize resource utilization.

●	Deliver the “AI Scenario Requirements Report”, including:

ο	Input Data: Sensor data (updated every minute), historical crop data.

ο	[***]

3. Data Preparation and Preprocessing:

●	Data Integration:

ο	[***]

ο	Store in Parquet format to optimize query efficiency.

●	Feature Engineering:

ο	Extract 15 key features (e.g., cumulative light exposure, nutrient solution EC changes).

ο	Handle missing values (mean imputation), outliers (IQR detection), and perform data standardization.

●	Data Pipeline:

ο	Use lightweight tools (such as Luigi) to automate the data ETL process, with daily updates.

ο	Establish basic data quality checks to detect completeness.

4. AI Model Training:

●	Model Development:

ο	Precise Crop Growth Prediction: Develop a lightweight time-series model combined with Random Forest ensemble learning.

●	Training Environment:

ο	Use the PyTorch framework to train models on cloud GPUs.

ο	Batch process data (batch size = 32), with a training cycle of about 2-3 weeks.

●	Model Optimization:

ο	[***]

5. Model Deployment and Integration:

●	Production Environment Deployment:

ο	Deploy models to Party A’s existing servers, supporting batch processing (daily predictions).

ο	Use Docker containerization to ensure compatibility.

●	System Integration:

ο	Develop RESTful APIs (based on Flask) for integration into Party A’s environmental control system.

ο	Support the MQTT standard protocol for communication with sensors and actuators.

●	Model Monitoring:

ο	Use lightweight monitoring tools to track model performance and detect prediction deviations.

ο	Manual retraining (once every 3 months).

6. Training and Support:

●	Employee Training:

ο	Provide 2 training sessions (3 hours each) for 5 of Party A’s employees, covering:

■	Interpretation of model results and adjustment of control plans.

■	System maintenance: API usage and monitoring tool usage.

ο	Training Format: Online instruction.

●	Technical Support:

ο	Provide 6 months of technical support with a 24-hour response time to resolve model performance and system issues.

ο	Submit brief monthly operational reports.

III. Project Milestones

The total project cycle is 10 months, divided into the following phases:

Phase	Work Content & Deliverables	Completion Time
Phase 1: Hardware Upgrades & Scenario Analysis	[***]	Months 1-2
Phase 2: Data Preparation & Model Training	[***]	Months 3-5
Phase 3: Model Deployment & Integration	[***]	Months 6-8
Phase 4: Training & Support	[***]	Months 9-10

IV. Budget

The total budget is USD 2.9 million, detailed as follows:

[***]

V. Payment Plan

1.	Initial Payment: Upon signing this supplementary agreement, Party A shall pay Party B 50% of the total budget, which is USD 1.45 million.

2.	Final Payment: Within 30 days after the completion of project acceptance, Party A shall pay the remaining 50%, which is USD 1.45 million.

3.	Payment Method: Bank transfer.

VI. Responsibilities of Parties

Party A’s Responsibilities:

●	Provide access to the Phase I data platform, sensor data, and historical crop data.

●	Provide the hardware installation environment for smart agriculture facilities (power, network, space).

●	Assign 1-2 agricultural experts or technicians to cooperate.

●	Make payments on time.

Party B’s Responsibilities:

●	Complete hardware upgrades, AI model development, deployment, and integration according to the schedule.

●	Ensure model performance meets agreed indicators ([***]).

●	Provide training and technical support.

●	Ensure stable system operation with a failure rate of less than 0.5%.

VII. Ownership of Property Rights for Research Achievements

The property rights of all software systems and hardware equipment invested in and upgraded under this agreement shall belong to Party A. The intellectual property rights of the research and development achievements under this agreement shall belong entirely to Party A.

VIII. Confidentiality Clause

Party B is under an obligation of confidentiality regarding Party A’s data and business information and shall not disclose it without permission. The confidentiality period shall be 5 years after the completion of the project.

IX. Miscellaneous

1.	This supplementary agreement has the same legal effect as the original agreement.

2.	This supplementary agreement is in triplicate, with Party A, Party B, and Party C each holding one copy. It shall become effective from the date of signature.

3.	Any modification, supplementation, or alteration to any clause of this contract shall be made by signing a separate supplementary agreement by the three parties, which will have the same legal effect as the main agreement.

Party A: Pinnacle Food INC.

Signature: /s/ Pinnacle Food INC.

Date: July 02, 2025

Party B: GANGHUA WEIJIA INVESTMENT LIMITED

Signature: /s/ GANGHUA WEIJIA INVESTMENT LIMITED

Date: July 02, 2025

Party C: SHANGHAI E-SHINE TEL LIMITED

Signature: /s/ SHANGHAI E-SHINE TEL LIMITED

Date: July 02, 2025